UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2006

INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts  02453

(Address of Principal Executive Offices)  (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 3.02  Unregistered Sales of Equity Securities

On February 24, 2006, Inverness Medical Innovations, Inc. (the “Company”) entered into a definitive Acquisition Agreement (the “Agreement”) with ACON Laboratories, Inc., AZURE Institute, Inc., LBI, Inc., Oakville Hong Kong Co., Ltd., ACON Biotech (Hangzhou) Co., Ltd. and Karsson Overseas Ltd. (collectively, “ACON”).  ACON is a world-wide provider of diagnostic test kits in the consumer, point-of-care and laboratory markets.  Under the terms of the Agreement, Inverness will acquire (i) the assets of ACON’s business of researching, developing, manufacturing, marketing and selling lateral flow immunoassay and directly-related products (the “Business”) in the United States, Canada, Europe (excluding Russia, the former Soviet Republics that are not part of the European Union and Turkey), Israel, Australia, Japan and New Zealand (the “First Territory Business”) and (ii) all of the capital stock of Rich Horizons International, Ltd. and its wholly-owned subsidiary ABON BioPharm (Hangzhou) Co., Ltd., which owns a newly-constructed manufacturing facility (the “New Facility”) currently undergoing validation in Hangzhou, China.

The aggregate purchase price for the acquired business, including the New Facility, will be between $140 million and $175 million based upon a multiple of revenue and pre-tax profits of the First Territory Business determined from final audited financial results and subject to adjustment for working capital and net indebtedness with the Company assuming, on a consolidated basis, up to $4 million in indebtedness of ABON related to the New Facility.  The aggregate purchase price is expected to be paid based on completion of certain milestones related to achievement of functional manufacturing operations in certain territories.  Such purchase price shall be paid by issuing an aggregate of up to $50 million of Inverness common stock to ACON, with the remainder of the purchase price being paid in cash. Inverness has agreed to register for resale the shares issued to ACON as part of the purchase price. ACON has agreed to indemnify the Company, subject to certain limitations, for, among other things, breaches of representations and warranties for a period of 18 months after the applicable closing, subject to certain exceptions.

The transaction is subject to the Company obtaining the consent of its lenders and other ordinary and customary closing conditions, including certain regulatory approvals.  The acquisition of the First Territory Business is expected to close in the first or second quarter of 2006 and the acquisition of the capital stock of Rich Horizons is expected to close by the end of the second quarter of 2006.

The actual number of shares of common stock to be issued pursuant to the Agreement is determined by reference to a formula based on a trailing ten day average closing price for certain time periods.  In no event will more than 2,130,000 shares of the Company’s common stock be issued under the agreement.  In connection with the issuance of Inverness common stock in this transaction, the Company is relying on an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

The Company and ACON also expect to enter into various other agreements in connection with the consummation of the acquisition of the First Territory Business and the acquisition of the capital stock of Rich Horizons, including but not limited to, a license agreement, non-competition agreements, transition services agreements, supply agreements, an investor rights agreement and other ordinary and customary agreements.

In the event the Company acquires the First Territory Business, the Company and ACON also expect that, subject to satisfaction of certain financial performance and operational conditions, the Company will agree to acquire the Business from ACON in the rest of the world outside the First Territory (the “Second Territory Business”) in approximately three years.  The aggregate purchase price of the Second Territory Business will be based on a multiple of revenue and pre-tax profit of the Second Territory Business.  If the conditions to enter into the agreement to acquire the Second Territory Business are satisfied, the Company, nonetheless, may elect to terminate the acquisition of the Second Territory Business by payment of 15% of the purchase price thereof as a breakup fee.

The above is a brief summary of the significant provisions of the Agreement.  This summary is not complete and is qualified in its entirety by reference to the copy of the Agreement attached as Exhibit 99.l to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

On February 24, 2006, the Company issued a press release entitled “Inverness Medical Innovations Agrees to Acquire Rapid Diagnostics Business of ACON Laboratories for US and Other Major Markets and Settles Patent Infringement Litigation / Schedules Conference Call to Discuss Acquisition and Update on 4th Quarter,” a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.2.

The Company expects to announce on a conference call scheduled for 10 a.m. on February 24, 2006 that revenues for the fourth quarter of 2006 will be approximately $121 million, down from estimates due primarily to the impact of a slow flu season and higher than expected R&D spending during the quarter of approximately $10.5 million.

Item 8.01 Other Items

Upon consummation of the acquisition of the First Territory Business, as described above, Inverness and ACON have agreed to settle all outstanding patent litigation between the parties and ACON’s distributors and have agreed to file the necessary documents with the applicable courts, including consent judgments agreeing to issuance of permanent injunctions against ACON including findings of infringement.

Item 9.01.   Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
*99.1

Acquisition Agreement, dated February 24, 2006, by and among Inverness Medical Innovations, Inc., ACON Laboratories, Inc., AZURE Institute, Inc., LBI, Inc., Oakville Hong Kong Co., Ltd., ACON Biotech (Hangzhou) Co., Ltd. and Karsson Overseas Ltd.

*99.2

Press Release dated February 24, 2006 entitled “Inverness Medical Innovations Agrees to Acquire Rapid Diagnostics Business of ACON Laboratories for US and Other Major Markets and Settles Patent Infringement Litigation / Schedules Conference Call to Discuss Acquisition and Update on 4th Quarter.”

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: February 24, 2006	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel – Corporate & Finance

EXHIBIT INDEX

Exhibit No.	Description
*99.1

Acquisition Agreement, dated February 24, 2006, by and among Inverness Medical Innovations, Inc., ACON Laboratories, Inc., AZURE Institute, Inc., LBI, Inc., Oakville Hong Kong Co., Ltd., ACON Biotech (Hangzhou) Co., Ltd. and Karsson Overseas Ltd.

*99.2

Press Release dated February 24, 2006 entitled “Inverness Medical Innovations Agrees to Acquire Rapid Diagnostics Business of ACON Laboratories for US and Other Major Markets and Settles Patent Infringement Litigation / Schedules Conference Call to Discuss Acquisition and Update on 4th Quarter.”

*  Filed herewith.